CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of June 18, 2007, between SCM Microsystems GmbH (“SCM GmbH” and, together with its parent, subsidiaries and affiliates, the “Company”), and Robert Schneider (“Consultant”) and sets forth the mutual agreement between the parties. In consideration of the payments to be made to Consultant and for other good and valuable consideration, SCM GmbH and Consultant agree as follows:

1. Services. During the Period (as defined below), Consultant will furnish the Company with certain consulting services as may be requested from time to time by the Board, the Chairman of the Board, the Managing Director or the Chief Executive Officer of the Company (the “Services”), which Services shall be performed in accordance with mutually agreed upon general time frames and deadlines that may be furnished by the Board, the Chairman of the Board, the Managing Director or the Chief Executive Officer of the Company to Consultant. Consultant will otherwise determine where, when and in what manner the Services will be performed and Consultant’s own work schedule, and Consultant will not receive detailed instructions from the Company in this regard. Consultant will provide his own equipment as may be necessary to perform the Services and will work from Consultant’s own facilities. Consultant will not have a regular or specific office, work place, phone number or mailing address at the Company’s facilities, nor will Consultant be supplied any assistant or secretary by the Company or have the ability or authority to direct, supervise or delegate duties or tasks to employees of the Company. The Services will be performed to the best of Consultant’s ability and at all times in a professional and ethical manner that will enhance the reputation and goodwill enjoyed by the Company. Consultant will conduct himself at all times in accordance with the highest standards of honesty, integrity and professionalism (including, without limitation, any ethics policy, rules or code of conduct and other policies that may be established or adopted from time to time by the Company) and will do nothing which is or would reasonably be expected to be detrimental or prejudicial to the best interests or to the reputation of the Company. Consultant hereby represents and warrants that (i) he will comply with all applicable local, state, federal and foreign laws, and executive orders, rules and regulations in the performance of the Services; (ii) the execution, delivery and performance of this Agreement by Consultant will not constitute a breach of, or default under, or otherwise conflict with, any other agreement or instrument to which Consultant is a party or bound, nor will this Agreement be, or result, in violation of any court order, judgment or governmental regulation which may be applicable to Consultant; (iii) Consultant is not subject to any contract or other restriction or obligation which will or would reasonably be expected to interfere with the performance of the Services by Consultant or Consultant’s other obligations under this Agreement; (iv) Consultant has or will promptly and fully inform SCM GmbH, prior to providing any Service, of any direct or indirect interest, ownership, conflict or other relationship that Consultant may have in connection with the provision of such Service; and (v) during the Period (as defined below), Consultant agrees that it will not, directly or indirectly, engage in any other employment, consulting or other activity that may conflict with Consultant’s obligations to the Company hereunder or that would reasonably be expected to result in a conflict of interest, in each case, without fully informing SCM GmbH in advance of undertaking any such activity. Consultant hereby agrees to indemnify, defend and hold harmless the Company and the Company’s members, officers, employees, representatives, counsel and affiliates — at the discretion of SCM GmbH by payment to SCM GmbH, to any of the affiliates of the Company or to the third party claimant — from and against any damages, losses, costs, fines, fees, expenses (including attorney fees), liabilities, injuries, judgments, settlements and/or claims arising or resulting from (i) any breach or threatened breach by Consultant of any of the representations, warranties and covenants made by Consultant in this Agreement, (ii) the gross negligence or willful misconduct of Consultant, or (iii) any actions, failure to take actions, misconduct, negligence, statements or other acts of Consultant that are not expressly authorized by SCM GmbH under this Agreement.

2. Period; Termination. Unless terminated earlier pursuant to this Section 2, the Services will be provided by Consultant during the period from July 7, 2007 through July 7, 2008, and shall thereafter continue on a month-to-month basis (the “Period”). Either Party may terminate the Period for any reason or for no reason, with or without cause, at any time by giving thirty (30) days notice to the other Party. In addition, the Period shall terminate automatically and immediately on the occurrence of any of the following events: (i) the filing of any involuntary petition in bankruptcy (or under any similar insolvency law) against a party that is not dismissed within thirty (30) days after the filing thereof, the filing of any voluntary petition in bankruptcy (or under any similar insolvency law) by any party, an assignment for the benefit of a party’s creditors, the appointment of a trustee, receiver, sequestrator or other custodian for a party or any of its property, the taking of any action authorizing, or in furtherance of, any of the foregoing, or otherwise the insolvency of any party; (ii) either (1) the sale of SCM Microsystems, Inc. or SCM GmbH or all or substantially all of their respective assets or (2) a merger, consolidation or similar transaction involving either SCM Microsystems, Inc. or SCM GmbH in which the stockholders of such entity prior to the merger cease to hold at least 50% of the voting securities of the surviving company after such transaction; (iii) the dissolution or winding up of SCM Microsystems, Inc. or SCM GmbH or the death or disability of Consultant; (iv) a breach by Consultant of any of the representations, warranties and covenants made by Consultant in this Agreement or the Resignation Agreement that is not cured within fifteen (15) days; or (v) the occurrence of any other event which is reasonably likely to render Consultant unable to perform the Services. Upon any termination or expiration of the Period, Consultant will be entitled to receive only the Consulting Compensation (as defined below), if any, that remains unpaid and relates to Services provided prior to the date of termination or expiration and reimbursement of any expenses that are entitled to reimbursement pursuant to and accordance with Section 3 below, in each case, subject to offset or holdback for any amounts that Consultant may then owe the Company. Except as provided in the immediately preceding sentence, the Company will not be required to make any other payment, by way of compensation, reimbursement, damages of any kind or otherwise, to Consultant, nor shall the Company or any of its members, officers, employees, representatives, counsel or affiliates be liable to Consultant for any claims, amounts or damages of any kind, including, without limitation, claims in contract, tort or otherwise, wrongful termination, breach of contract, or consequential (including lost profits and lost opportunity), incidental, punitive or exemplary damages.

3. Compensation; Expenses. As compensation for the Services, SCM GmbH will pay Consultant the sum of one thousand, five hundred (1,500) Euro per full day (at least 8 hours, with a pro rata amount paid for any portion of a full day less than 8 hours) of Services (the “Consulting Compensation”). In addition, SCM GmbH will reimburse Consultant for any necessary, reasonable and documented out-of-pocket expenses incurred by Consultant at the SCM GmbH’s request; provided that unless otherwise agreed to by SCM GmbH, Consultant is responsible for all expenses incurred by Consultant in connection with the performance of the Services. Consultant shall submit a monthly invoice to SCM GmbH for any Consulting Compensation amount, plus VAT (if applicable), due Consultant and reasonably detailed backup documentation for any such Consulting Compensation and any expenses for which Consultant may be entitled to reimbursement. Payment of the Consulting Compensation and any reimbursement of expenses shall be made pursuant to SCM GmbH’s standard policies.

4. Independent Contractor Status. Consultant shall provide the Services as an independent contractor. This Agreement does not create or imply and shall not be construed as creating or implying a joint venture, partnership, agency or employment relationship between the Company and Consultant. Consultant shall have no power or authority to bind, act or assume or create any obligation or responsibility on behalf of the Company. Under no circumstances shall Consultant or any of Consultant’s affiliates or successors or heirs look to the Company as an employer, or as a partner, agent, or principal. Consultant shall not be entitled to any benefits provided to the Company’s employees, including, without limitation, social security, workers’ compensation, disability, unemployment, health or any other insurance, vacation, sick pay or severance. This Section 4 shall survive any expiration or termination of this Agreement or the Period.

5. Taxes. Except as may be required by law, neither SCM GmbH nor any of its affiliates will withhold or make payments on behalf of Consultant. To the extent required of Consultant by law, Consultant shall report all compensation received hereunder to the appropriate foreign, federal, state or local taxing authorities. Consultant shall pay, when and as due, any and all fees, duties and taxes incurred or owed by Consultant as a result of the compensation paid hereunder, including estimated taxes, social security, workers’ compensation, disability, unemployment, health or other insurance, vacation, sick pay or severance, if applicable, and shall provide SCM GmbH with proof of said payments upon request. This Section 5 shall survive any expiration or termination of the Period. Consultant hereby agrees to indemnify, defend, and hold harmless the Company — at the discretion of SCM GmbH by payment to SCM GmbH, any of the affiliates of the Company or the third party claimant — from and against any claims, losses, costs, fines, assessments, fees, liabilities, damages or injuries suffered by the Company arising out of any breach by Consultant of this Section 5.

6. Additional Covenants. The obligations of Consultant under the each of the subsections of this Section 6 are referred to collectively as the “NDA and Non-Compete Covenants.”

(a) Confidentiality; No Conflict; Non Compete; etc. During the Period, the Consultant shall strictly keep secret any confidential information concerning the business of the Company, including, but not limited to, products, contractual arrangements, deals, customers, prices, business strategies, raw material blending, manufacturing processes and prospects and any other confidential affairs or information of the Company, and will not utilise any such information in any manner for his own or for the benefit of others. After the Period, the Consultant’s duty of confidentiality as set forth in preceding sentence shall survive. In case of a professional or entrepreneurial activity of the Consultant after the Period, he can make use of his professional knowledge acquired during the Period, provided that, the statutory limitations, including, but not limited to, those set forth in sections 3, 17 UWG, 823, 826 Civil Code and the Data Protection Act, or limitations arising from a post-termination non-compete to which Consultant is bound, if any, are strictly observed. Consultant acknowledges that he is aware that the United States securities laws prohibit any person who is in the possession of material non-public information about a company from purchasing or selling that company’s securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information. During the Period, Consultant agrees that he will not engage, directly or indirectly, professionally or occasionally, for his own account or the account of a third party, independently or dependently, in any other employment, occupation, consulting or other business activity competitive with or related to the current or future business of the Company, nor will Consultant engage in any other activities that may conflict with his obligations to the Company hereunder. The restriction on competition set forth in the preceding paragraph shall especially apply to the territory of Europe, the United States of America and Japan. The payments set forth in Section 3, shall not be owed if the Consultant breaches the non-compete obligation set forth in this Section 6(a).

(b) Return of Company Property. Upon any expiration or termination of the Period, Consultant shall return to the Company all of the Company’s property, documents, records and other materials, including, but not limited to, any confidential or proprietary information, in his possession, custody or control (and all copies, whether in paper, electronic or other format, thereof).

(c) Non-Disparagement. Consultant agrees to refrain from making any derogatory, disparaging and/or detrimental statements to any other person or third parties about the Company and the Company’s directors, officers, investors, employees, products or services. Consultant also agrees that he will not act in any manner that might interfere with the business or disparage the reputation of the Company. SCM GmbH agrees to direct each of the current members of its Board and its current executive officers and its affiliates to refrain from making any derogatory, disparaging and/or detrimental statements to any other person or third parties about Consultant. Nothing set forth in this Section 6(c) shall prohibit or limit in any way a Party’s right to accurately and honestly respond as required or to cooperate with any valid government, court or regulatory order or request.

(d) Inventions, Copyrights. Rights to inventions or technical improvements which Consultant makes or works out during his activity on behalf of the Company, in connection with his activity on behalf of the Company, as a result of his experiences arising from his activity on behalf of the Company or on the basis of studies of the Company, in each case, shall be held solely by SCM GmbH, and Consultant hereby assigns in advance all such rights including all applicant’s rights, the entitlement to the priority of the rights and the right to file for intellectual property protection abroad to SCM GmbH. The Company shall not be obligated to pay any additional compensation to Consultant in this regard. The Employee Invention Act shall not be applicable in the absence of employee status on the part of Consultant. Accordingly, Consultant hereby assigns in advance to SCM GmbH exclusive use, at no charge, of any copyrights arising through him for works created in connection with his activity, as a result of his experience arising from his activities on behalf of the Company or on the basis of studies by the Company.

7. Other Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Resignation and Severance Agreement between SCM Microsystems, Inc., SCM GmbH and Consultant dated as of June 18, 2007 (the “Resignation Agreement”), shall remain in full force and effect.

8. Entire Agreement. This Agreement sets forth the entire agreement between SCM GmbH and Consultant with respect to the provision of the Services and supersedes any prior agreements or understanding, whether oral or written, concerning the provision of the Services . This Agreement may not be altered or amended except by a written document signed by the Parties. Consultant acknowledges that he is executing this Agreement voluntarily and knowingly and that he has not relied upon any representation or statement made by the Company or its agents with respect to the subject matter, basis or effect of this Agreement, other than those specifically stated in this Agreement. This Agreement shall be binding upon Consultant and Consultant’s successors and assigns and shall inure to the benefit of SCM GmbH and its successors and assigns.

9. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any one or more of the provisions or portions of any provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect or to any degree, the validity, legality and enforceability of any remaining provision of this Agreement that is not closely related to the invalid, illegal or unenforceable provision shall not be affected thereby and said illegal, unenforceable or invalid provisions, solely to the extent of such invalidity, illegality and unenforceability, shall be deemed not to be a part of this Agreement.

10. Governing Law; Venue.

(a) This Agreement shall be governed, interpreted and enforced by and under the laws of the Federal Republic of Germany, without regard to its conflicts of law provisions.

(b) The parties irrevocably consent and submit to the exclusive jurisdiction of the courts located in Munich, Germany, for the adjudication of any dispute, suit or proceeding based on or arising under this Agreement or in connection with any of the transactions contemplated hereby, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

(c) To the extent applicable, the parties further agree that service of process upon the other party mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of the parties to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Consulting Agreement.

SCM MICROSYSTEMS GMBH:

By:

Stephan Rohaly

Its Prokurist

Date: June 18, 2007

By:

Dietmar Wendling

Its Prokurist

Date: June 18, 2007

CONSULTANT:

Robert Schneider

Date: June 18, 2007